                            SCHEDULE 14A INFORMATION
                                 (RULE 14a-101)

Proxy Statement Pursuant to Section 14(A) of the Securities Exchange Act of 1934 (Amendment No. _________)

Filed by the Registrant /X/       Filed by a Party Other Than the Registrant /X/

-------------------------------------------------------------------------------

       Check the appropriate box:     / / Confidential, for Use of the Commission Only
                                          (as permitted by Rule 14a-6(e)(2))

       / /  Preliminary Proxy Statement
       /X/  Definitive Proxy Statement
       / /  Definitive Additional Materials
       / / Soliciting Material Pursuant to section 240.14a-11(c) or section 240.14a-12

                                   CLARE, INC.

                (Name of Registrant as Specified In Its Charter)

                                   CLARE, INC.

                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (check the appropriate box):

       /X/ No Fee required.

       / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

              1. Title of each class of securities to which transaction applies:

              2. Aggregate number of securities to which transaction applies:

              3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

              4. Proposed maximum aggregate value of transaction:

              5. Total fee paid:

       / / Fee paid previously with preliminary materials.

       / / Check box if any part of the fee is offset as provided by Exchange
           Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form of Schedule and the date of its filing.

              1. Amount Previously Paid:

              2. Form, Schedule or Registration Statement No.:

              3. Filing Party:

              4. Date Filed:

                                     [LOGO]

                                  CLARE, INC.
                              78 CHERRY HILL DRIVE
                               BEVERLY, MA 01915

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON SEPTEMBER 20, 2001

    NOTICE IS HEREBY GIVEN that the 2001 Annual Meeting of Stockholders (the "Annual Meeting") of Clare, Inc. will be held on Thursday, September 20, 2001, at 10:00 a.m. at the Company's headquarters, at 78 Cherry Hill Drive, Beverly, Massachusetts for the following purposes:

    1. To elect one Class III Director of the Company to serve until the 2004 Annual Meeting of Stockholders and until his successor is duly elected and qualified;

    2. To approve an amendment to the 1995 Employee Stock Purchase Plan to increase the number of shares available under the Plan by 300,000 shares;

    3. To ratify the appointment of the accounting firm of Arthur Andersen LLP as independent auditors for the Company for the current year; and

    4. To consider and act upon any other matters that may properly be brought before the Annual Meeting and at any adjournments or postponements thereof.

    Any action may be taken on the foregoing matters at the Annual Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Annual Meeting may be adjourned, or to which the Annual Meeting may be postponed.

    The Board of Directors has fixed the close of business on July 31, 2001, as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof. Only stockholders of record of the Company's common stock, $.01 par value per share, at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof.

    You are requested to fill in and sign the enclosed proxy card, which is being solicited by the Board of Directors, and to mail it promptly in the enclosed postage prepaid envelope. Any proxy may be revoked by delivery of a later dated proxy. Stockholders of record who attend the Annual Meeting may vote in person, even if they have previously delivered a signed proxy.

                                          By Order of the Board of Directors

                                          Harry Andersen
                                          Clerk

August 1, 2001
Beverly, Massachusetts

    WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE-PREPAID ENVELOPE PROVIDED. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                                  CLARE, INC.
                              78 CHERRY HILL DRIVE
                          BEVERLY, MASSACHUSETTS 01915

                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                    FOR 2001 ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON SEPTEMBER 20, 2001

                                                                  August 1, 2001

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Clare, Inc. for use at the 2001 Annual Meeting of Stockholders of the Company to be held on Thursday, September 20, 2001, and at any adjournments or postponements thereof (the "Annual Meeting"). At the Annual Meeting, stockholders will be asked to vote on the election of one Class III Director of the Company, to approve an amendment to the 1995 Employee Stock Purchase Plan to increase the number of shares available under the Plan by 300,000 shares, to ratify the selection of Arthur Andersen LLP as independent auditors for the Company for the current year, and to act upon any other matters properly brought before them.

    This Proxy Statement and the accompanying Notice of Annual Meeting and form of proxy are first being sent to stockholders on or about August 17, 2001. The Board of Directors has fixed the close of business on July 31, 2001, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"). Only stockholders of record of the Company's common stock, par value $.01 per share (the "Common Stock"), at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 9,819,490 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Holders of Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held by them.

    The presence, in person or by proxy, of the holders of at least a majority of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Both abstentions and broker "non-votes" (as defined below) will be counted in determining the presence of a quorum. The affirmative vote of the holders of a plurality of shares of Common Stock present and represented (and entitled to vote) at the Annual Meeting is required for the election of Directors. The affirmative vote of the holders of a majority of the shares of Common Stock present or represented (and entitled to vote) at a meeting at which a quorum is present is sufficient to approve the amendment to the 1995 Employee Stock Purchase Plan to increase the number of shares available under the Plan by 300,000 shares. The affirmative vote of the holders of a majority of the shares of Common Stock present or represented (and entitled to vote) at a meeting at which a quorum is present is sufficient for the ratification of Arthur Andersen LLP as the Company's independent auditors for the current year. Broker "non-votes" are proxies from brokers or other nominees indicating that such person has not received instructions from the beneficial owner or other person entitled to vote the shares which are the subject of the proxy on a particular matter with respect to which the broker or other nominee does not have discretionary voting power. Abstentions and broker non-votes will have no effect on the outcome of the election of Directors, approval to amend the Employee Stock Purchase Plan, or the ratification of the selection of the independent auditors.

    Stockholders of the Company are requested to complete, sign, date and promptly return the accompanying Proxy Card in the enclosed postage-prepaid envelope. Shares represented by a properly executed proxy received prior to the vote at the Annual Meeting and not revoked will be voted at the Annual Meeting as directed on the proxy. If a properly executed proxy is submitted prior to such time and no instructions are given, the proxy will be voted FOR the election of the nominees for the Board of Directors of the Company named in this Proxy Statement, FOR approval to amend the 1995 Employee Stock Purchase Plan to increase the number of shares available under the Plan by 300,000 shares, and FOR the approval of the ratification of Arthur Andersen LLP as the Company's independent auditors for the current year. It is not anticipated that any matters other than those set forth in this Proxy Statement will be presented at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.

    A stockholder of record may revoke a proxy at any time before it has been exercised by filing a written revocation with the Clerk of the Company at the address of the Company set forth above; by filing a duly executed proxy bearing a later date; or by appearing in person and voting by ballot at the Annual Meeting. Any stockholder of record as of the Record Date attending the Annual Meeting may vote in person whether or not a proxy has been previously given, but the presence (without further action) of a stockholder at the Annual Meeting will not constitute revocation of a previously given proxy.

    The Company's 2001 Annual Report, including financial statements for the fiscal year ended March 31, 2001, is being mailed to stockholders concurrently with this Proxy Statement. The Annual Report, however, is not part of the proxy solicitation material.

                                   PROPOSAL 1
                              ELECTION OF DIRECTOR
                           (ITEM 1 OF THE PROXY CARD)

    The Board of Directors of the Company consists of five members and is divided into three classes. Directors serve for three-year terms with one class of Directors being elected by the Company's stockholders at each annual meeting.

    At the Annual Meeting, one Class III Director will be elected to serve until the 2004 annual meeting of stockholders and until his successor is duly elected and qualified. The Board of Directors has nominated James K. Sims for election as a Class III Director at the Annual Meeting. Mr. Sims is currently serving as a Director of the Company. The Board of Directors anticipates that Mr. Sims will serve as a Director, if elected. However, if any person nominated by the Board of Directors is unable to accept election, the proxies will be voted for the election of such other person as the Board of Directors may recommend. The Board of Directors will consider a nominee for election to the Board of Directors recommended by a stockholder of record if the stockholder submits the nomination in compliance with the requirements of the Company's Bylaws. See "Other Matters--Stockholder Proposals" for a summary of these requirements.

RECOMMENDATION

    The Board of Directors recommends a vote FOR its Nominee, James K. Sims.

INFORMATION REGARDING NOMINEE, OTHER DIRECTORS AND EXECUTIVE OFFICERS

    The following table and biographical descriptions set forth certain information with respect to the Nominee for election as a Class III Director at the Annual Meeting, the continuing Directors whose terms expire at the Annual Meetings of Stockholders in 2002 and 2003 and the Executive Officers of the Company who are not Directors, based on information furnished to the Company by such Directors and Executive Officers. The following information is as of June 30, 2001, unless otherwise specified.

                                                                                  NUMBER OF
                                                                                    SHARES      PERCENT OF
                                                                      DIRECTOR   BENEFICIALLY   ALL SHARES
NAME                                                         AGE       SINCE        OWNED          (1)
----                                                       --------   --------   ------------   ----------
Class III Nominee for Election
(TERM TO EXPIRE IN 2004)
  James K. Sims..........................................     54         1996      57,534(2)          *
Class I Continuing Directors
(TERM TO EXPIRE IN 2002)
  Winston R. Hindle, Jr..................................     71         1995      83,713(3)          *
  Larry L. Mihalchik.....................................     54         1999      20,000(4)          *
Class II Continuing Directors
(TERM TO EXPIRE IN 2003)
  Andrew E. Lietz........................................     62         2000     118,152(5)        1.2%
  John G. Turner.........................................     61         1994     112,502(6)        1.2%
Executive Officers who are not Directors
  Harry Andersen.........................................     54                   20,000(7)          *
  Dennis Cocco...........................................     47                  167,842(8)        1.7%
  William J. Dennehy.....................................     59                   13,986(9)          *
  Mark F. Heisig.........................................     44                  23,800(10)          *
Executive Officers and Directors as a Group (9 total)....                           617,529         6.3%

------------------------

*   Less than one percent.

1. As of June 30, 2001, there were 9,780,417 shares of Common Stock outstanding.

2.  Includes 40,000 shares subject to options that are immediately exercisable.

3.  Includes 60,000 shares subject to options that are immediately exercisable.

4. Includes 10,000 shares subject to options that are immediately exercisable and 10,000 shares exercisable with 60 days of June 30, 2001.

5.  Includes 110,000 shares subject to options that are immediately exercisable.

6. Includes 40,000 shares subject to options that are immediately exercisable. Includes 5,500 shares held directly and 67,002 shares held by Late Stage Fund 1990 Limited Partnership ("Late Stage"), of which MVP Capital LP is investment general partner and holder of a 0.9% interest. Mr. Turner is a general partner of MVP and shares voting control over Late Stage. Shares beneficially owned by Mr. Turner include only 218 of the 67,002 shares owned by Late Stage. While Mr. Turner may be an affiliate of Late Stage, he disclaims beneficial ownership of the remainder of such shares.

7.  Includes 20,000 shares subject to options that are immediately exercisable.

8. Includes 112,742 shares subject to options that are immediately exercisable and 48,000 shares exercisable within 60 days of June 30, 2001. Includes 7,100 shares purchased under the Employee Stock Purchase Plan.

9. Includes 12,000 shares subject to options that are immediately exercisable and 1,986 shares purchased under the Employee Stock Purchase Plan.

10. Includes 23,800 shares subject to options that are immediately exercisable.

    NOMINEE FOR ELECTION AS A DIRECTOR

    JAMES K. SIMS. Mr. Sims has been a Director since March 1996. He is the Co-Chairman and Chief Executive Officer of Gen3 Partners of Boston, Massachusetts, a position he has held since the Company's inception in 1999. Previously, he was President and Chief Executive Officer of Cambridge Technology Partners. Prior to founding Cambridge Technology Partners in 1991, Mr. Sims was Chairman and Chief Executive Officer of Concurrent Computer Corporation.
Mr. Sims is also a Director of Security Dynamics Corporation.

    INCUMBENT DIRECTORS--TERM EXPIRING IN 2002

    WINSTON R. HINDLE, JR. Mr. Hindle has been a Director since July 1995. He was a Senior Vice President of Digital Equipment Corporation and a member of the Executive Committee prior to his retirement in 1994 after 32 years with the company. Mr. Hindle also serves on the Boards of Directors of Keane, Inc., Mestek, Inc., and Care Centric, Inc.

    LARRY L. MIHALCHIK. Mr. Mihalchik was named President and Chief Executive Officer of the Company on February 1, 2001. From January 2000 to that date,
Mr. Mihalchik was Chief Executive Officer and a member of the Board of Directors of Internet Commerce Services Corporation (iCOMS). Previously, Mr. Mihalchik served as President, Chief Executive Officer of Atex Media Solutions, Inc., a developer and integrator of complex publishing systems. Prior to joining Atex Media Solutions, Mr. Mihalchik served as Senior Vice President and Chief Financial Officer of M/A COM, a NYSE manufacturer of electronic components.

    INCUMBENT DIRECTORS--TERM EXPIRING IN 2003

    ANDREW E. LIETZ. Mr. Lietz has been a Director since April 2000. Until July 2000, he was President and Chief Executive Officer of Hadco Corporation, a manufacturer of printed circuits and electronic interconnection devices located in Salem, New Hampshire. Prior to joining Hadco, Mr. Lietz served in a variety of management positions at International Business Machines Corporation. He is Chairman of the New Hampshire Business & Industry Association, serves on the Executive Committee of the New Hampshire Industrial Research Center, and is a member of the University of New Hampshire's Whittemore School of Business Advisory Board. In addition, Mr. Lietz is a member of the Board of Directors of EnergyNorth Corporation.

    JOHN G. TURNER. Mr. Turner has been a Director of the Company since 1993. Mr. Turner has been a General Partner since 1998 of Vision Capital, Burlingame, CA, a venture capital partnership. Prior to that time, Mr. Turner was the Managing Partner of MVP Ventures, a venture capital investment firm based in Boston, Massachusetts, a position he held since 1988. Mr. Turner also is a member of the Boards of Directors of Keymage, S.A.; Massana, Inc.; and Infitel International N.V.

    EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

    HARRY ANDERSEN. Mr. Andersen joined the Company as Senior Vice President, Chief Financial Officer, in December 1998. Previously, he worked at Fidelity Investments in various management capacities, including Vice President, Office of the CFO from 1996 to 1999, and Vice President, Systems Operations from 1993 to 1996. Prior to joining Fidelity, Mr. Andersen was Controller and Chief Accounting Officer at Lotus Development Corporation and also held various manufacturing and financial management positions at General Electric Company.

    DENNIS COCCO. Mr. Cocco is the President of the Company's Clare-Micronix subsidiary that was acquired by the Company in July 1998. Mr. Cocco was the founder of Micronix Integrated Systems, Inc. in 1983 and served as President and Chief Executive Officer until its acquisition by the Company.

    WILLIAM J. DENNEHY.  Mr. Dennehy was named Vice President, Worldwide
Sales & Corporate Marketing in February 2000. Prior to that he held the position of VP Sales, Americas since joining the Company in June of 1999. From 1992 to 1999, Mr. Dennehy was at Harris Semiconductor (now Intersil) where he held a variety of sales and marketing positions. His last assignment at Harris was centered on Marketing and Business Development for Wireless LAN's. Prior to Harris, Mr. Dennehy held various sales, marketing and engineering positions at Sipex and RCA.

    MARK HEISIG. Mr. Heisig has been with Clare for four years and has held the positions of Vice President of R&D and his current position of Vice President, Communications Products. Prior to joining Clare, Mark spent five years at Lucent Technologies as the Director of the High Voltage IC Business Unit and two years at Harris Corporation as the Manager for Applications Engineering in the Power Discrete Division. He has also worked at Allegra Microsystems for eleven years as an Applications and Marketing Manager in the Power Interface IC Business Unit.

THE BOARD OF DIRECTORS AND BOARD COMMITTEES

    The business of the Company is managed under the direction of the Company's Board of Directors. The Company's Amended and Restated Articles of Organization provide that the Company's Board of Directors shall be divided into three classes and that the members of each class of Directors will serve for staggered three-year terms. The Board consists of two Class I Directors (Messrs. Hindle and Mihalchik), two Class II Directors (Messrs. Lietz and Turner), and one
Class III Director (Mr. Sims), whose initial terms will expire upon the election and qualification of Directors at the Annual Meeting of Stockholders held following the fiscal years ending March 31, 2002, 2003, and 2004, respectively. At each annual meeting of stockholders, Directors will be re-elected or elected for a full term of three years to succeed those Directors whose terms are expiring.

    The Board of Directors has established an Audit Committee consisting of Messrs. Hindle (Chairman), Lietz and Sims. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the scope and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees, and reviews the adequacy of our internal accounting controls. Our Board has adopted an Audit Committee Charter, a copy of which is attached to this statement as Appendix A. Each member of the Audit Committee is "independent" as that term is defined in the rules of the Securities and Exchange Commission and the applicable listing standards of Nasdaq. The Audit Committee held five meetings during fiscal 2001.

    The Board of Directors has established a Compensation Committee which reviews and recommends the compensation arrangements for all Directors and Executive Officers, approves such arrangements for other senior level employees and administers certain compensation and incentive plans of the Company and its subsidiaries. The Compensation Committee consists of Mr. Turner, Chairman, and Messrs. Hindle and Lietz. During fiscal 2001, the Compensation Committee held three meetings.

    In October 2000, the Board of Directors established an Executive Committee to oversee the operations of the Company and evaluate strategic alternatives. Messrs. Hindle and Lietz were appointed to the Committee with Mr. Lietz to serve as Chairman.

    Officers of the Company are elected annually at the first meeting of the Board of Directors following the annual meeting of stockholders and serve at the discretion of the Board of Directors. There are no family relationships between any Officers or Directors of the Company. The Company does not maintain a nominating committee.

    During the fiscal year ended March 31, 2001, the Board of Directors held eight meetings. All Directors attended at least 75% of the total number of meetings of the Board of Directors and all committees of the Board on which they served.

COMPENSATION OF DIRECTORS

    Non-employee Directors ("Independent Directors") of the Company receive an annual fee of $20,000 and are reimbursed for travel expenses incurred in attending meetings of the Board of Directors and its committees. In addition, under the Stock Option Plan, each Independent Director then serving was granted a stock option to purchase 10,000 shares of Common Stock upon the effectiveness of the Company's initial public offering in June 1995 and will receive an annual stock option to purchase 10,000 shares of Common Stock. Each new Independent Director will, upon initial election to the Board of Directors, be granted a stock option to purchase 10,000 shares of the Company's Common Stock and will also receive an annual stock option grant to purchase 10,000 shares of Common Stock, beginning the year following such Director's initial election to the Board. All options granted to Independent Directors vest in full one year after they are granted and the exercise price of each stock option is the fair market value of the Common Stock on the date the option is granted. During fiscal 2001, the Board granted Messrs. Lietz and Hindle 100,000 shares and 25,000 shares, respectfully, of immediately vested options of the Company's stock for their participation on the Executive Committee. Directors who are employees of the Company are not paid any separate fees for serving as Directors.

EXECUTIVE COMPENSATION

    SUMMARY COMPENSATION TABLE. The following table sets forth for the fiscal years ended March 31, 1999, 2000, and 2001, the cash and non-cash compensation awarded to the (i) Chief Executive Officers serving in such position during the last fiscal year and (ii) each of the four most highly compensated Executive Officers (the "Named Executive Officers") of the Company whose compensation exceeded $100,000 during the fiscal year ended March 31, 2001 and who were employed by the Company in such capacities at the end of the 2001 fiscal year.

                           SUMMARY COMPENSATION TABLE

                                                          ANNUAL
                                                       COMPENSATION          LONG-TERM COMPENSATION AWARDS
                                                    -------------------   ------------------------------------
                                                                          SECURITIES UNDERLYING    ALL OTHER
                                          FISCAL     SALARY     BONUS            OPTIONS          COMPENSATION
NAME AND PRINCIPAL POSITION                YEAR        $          $                 #                  $
---------------------------              --------   --------   --------   ---------------------   ------------
Larry L. Mihalchik.....................    2001      52,500         --           100,000                1,300(1)
  President and Chief Executive Officer    2000          --         --                --                   --
                                           1999          --         --                --                   --

Arthur R. Buckland*....................    2001     414,435         --                --               14,477(2)
  President & Chief Executive Officer      2000     385,008         --                --               18,921(2)
                                           1999     384,470         --            50,000               17,203(2)

Dennis Cocco...........................    2001     232,396         --                --              303,496(3)
  President, Clare-Micronix Division       2000     210,077         --            41,852              290,693(3)
                                           1999     176,230         --           240,000              161,100(3)

Harry Andersen.........................    2001     179,327         --            40,000               12,721(4)
  Senior Vice President & Chief            2000     160,000         --                --               11,492(4)
  Financial Officer                        1999      43,076         --            50,000                1,950(4)

William J. Dennehy.....................    2001     145,000     30,000            25,000               51,930
  Vice President, Woldwide Sales and       2000     102,500         --            12,000               13,072
  Marketing                                1999          --         --                --                   --

Mark F. Heisig.........................    2001     169,673         --            50,000                3,564(6)
  Vice President, Communication            2000     158,639         --             6,500                2,817(6)
  Products                                 1999     134,582     30,800            20,000                2,816(6)

------------------------

*   Mr. Buckland resigned on January 22, 2001.

(1) Includes a car allowance of $1,300.

(2) Includes insurance premiums of $1,975, $1,400, and $1,320 paid by the Company, matching contributions of $6,202, $9,721 and $8,083 made by the Company on behalf of Mr. Buckland under the Company's 401(k) Savings Plan, and a car allowance of $6,300, $7,800, and $7,800 for fiscal years 2001, 2000, and 1999, respectively.

(3) Includes $250,000, $250,000, and $125,000 in fiscal years 2001, 2000, and
    1999, respectively, paid pursuant to Mr. Cocco's non-competition agreement with the Company pursuant to which Mr. Cocco is entitled to receive a total of $1,250,000 payable in equal installments over five years beginning in July, 1998. Includes insurance premiums of $19,727, $9,747, and $14,981 paid by the Company for fiscal 2001, 2000, and 1999, respectively, matching contributions of $7,966 and $2,787 made by the Company on behalf of Mr. Cocco under the Company's 401(k) Savings Plan for fiscal years 2001 and 2000, respectively, and auto lease payments made by the Company of $25,803, $28,159, and $21,119 for fiscal years 2001, 2000, and 1999, respectively.

(4) Includes matching contributions of $4,921 and $3,692 by the Company on behalf of Mr. Andersen under the Company's 401(k) Savings Plan for fiscal years 2001 and 2000, respectively, and a car allowance of $7,800, $7,800, and $1,950 for fiscal years 2001, 2000, and 1999, respectively.

(5) Includes matching contributions of $3,329 and $1,050 by the Company on behalf of Mr. Dennehy under the Company's 401(k) Savings Plan, a car allowance of $7,200 and $5,677, and relocation expenses of $41,401 and $6,345 for fiscal years 2001 and 2000, respectively.

(6) Includes matching contributions of $3,564, $2,817, and $2,816 made by the Company on behalf of Mr. Heisig under the Company's 401(k) Savings Plan for fiscal years 2001, 2000, and 1999, respectively.

    OPTION GRANTS IN FISCAL YEAR 2001. The following table sets forth certain information concerning grants of stock options made during the fiscal year ended March 31, 2001 to each of the Named Executive Officers:

                       OPTION GRANTS IN LAST FISCAL YEAR*

                                          PERCENT OF TOTAL
                           NUMBER OF          OPTIONS
                          SECURITIES          GRANTED
                          UNDERLYING      TO EMPLOYEES IN    EXERCISE PRICE PER
                        OPTIONS GRANTED   FISCAL YEAR 2001         SHARE           EXPIRATION DATE     GRANT DATE VALUE**
                        ---------------   ----------------   ------------------   ------------------   ------------------
Harry Andersen........       40,000              4.3%              $6.00          November 14, 2010         $191,716
William J. Dennehy....       25,000              2.7%              $6.00          November 14, 2010         $119,823
Mark F. Heisig........       50,000              5.4%              $6.00          November 14, 2010         $239,645
Larry L. Mihalchik....      100,000             10.7%              $5.25          February 1, 2011          $419,380

--------------------------

* Options listed in the table above are non-qualified stock options under the Internal Revenue Code of 1986, as amended, and are exercisable in equal amounts over five years from the date of grant. The expiration date of an option is the tenth anniversary of the date on which the option was originally granted. Options would be immediately exercisable upon the occurrence of a change in control as set forth in Section 15 of the 1995 Stock Option and Incentive Plan.

** Black-Scholes method of valuation assuming a risk-free interest rate of 5.8%, expected volatility of 96%, no expected dividend, and expected life of 6 years.

    OPTION EXERCISES AND YEAR-END HOLDINGS. The following table sets forth the aggregate number of options exercised in fiscal 2001, and the value of options held on March 31, 2001, by the Company's Chief Executive Officer and Named Executive Officers. The value of unexercised in-the-money options is based on the closing price of a share of Common Stock, as reported on the Nasdaq National Market, on March 30, 2001 of $3.3125, minus the exercise price, multiplied by the number of shares underlying the options. An option is "in-the-money" if the fair market value of the shares of Common Stock underlying the option exceeds the option exercise price.

                     OPTION EXERCISES AND YEAR-END HOLDINGS

                                  NUMBER         VALUE      NUMBER OF OPTIONS HELD AT   VALUE OF OPTIONS HELD
                                ACQUIRED ON    REALIZED          FISCAL YEAR-END         AT FISCAL YEAR-END
NAME                             EXERCISE     ON EXERCISE       VESTED/NON-VESTED       VESTED/NON-VESTED (1)
----                            -----------   -----------   -------------------------   ---------------------
Harry Andersen................         --             --          20,000 / 70,000              $0 / $0
Arthur R. Buckland............     98,421       $394,963         194,000 / 30,000              $0 / $0
Dennis Cocco..................         --             --        104,371 / 177,481              $0 / $0
William J. Dennehy............         --             --           6,000 / 49,000              $0 / $0
Mark F. Heisig................         --             --          20,900 / 73,600              $0 / $0
Larry L. Mihalchik............         --             --         20,000 / 110,000              $0 / $0

------------------------

(1) Based on the fair market value at the fiscal year end less the option exercise price.

EMPLOYMENT AND CONSULTING AGREEMENTS

The Company has entered into the following employment agreements:

    LARRY L. MIHALCHIK.  Under an agreement dated February 1, 2001,
Mr. Mihalchik is serving as President and Chief Executive Officer and a Director of the Company at an annual base salary of $325,000. Mr. Mihalchik is also eligible to participate in the Company's management bonus plan. Under the agreement, Mr. Mihalchik received options to purchase 100,000 shares of Common Stock which vests in equal annual installments over the following five-year period. In the event that Mr. Mihalchik terminates his employment for Good Reason (as defined in his agreement, including a Change in Control) or Mr. Mihalchik's employment is terminated by the Company without Cause (as defined in the agreement) or because the Company elects not to extend the term of the agreement, the Company shall pay Mr. Mihalchik for periods ranging from one to 2.99 years, depending on the circumstances. Mr. Mihalchik has agreed not to compete with the Company or solicit customers or employees of the Company for a period of two years following the termination of employment with the Company. The initial term of the agreement will expire on February 1, 2002, but will continue to be extended for one-year periods thereafter unless terminated by either party on 60 days' notice.

    ARTHUR R. BUCKLAND.  Under an agreement dated September 15, 1993,
Mr. Buckland served as President, Chief Executive Officer and a Director of the Company at an annual salary of at least $275,000. Mr. Buckland was also eligible to participate in the Company's management bonus plan. Under the agreement, Mr. Buckland received options to purchase 492,107 shares of Common Stock, one-fifth of which vested upon grant and the remainder vested in equal annual installments over the following four-year period. Mr. Buckland terminated his employment on January 22, 2001 and, in accordance with the employment agreement, he will continue to be compensated for a period of twelve months from that date. Mr. Buckland has agreed not to compete with the Company or solicit customers or employees of the Company for a period of two years following the termination of his employment with the Company.

    OTHER EXECUTIVE OFFICERS. The Company has entered into Employment Agreements (together, the "Management Employment Agreements") with
Messrs. Andersen, Cocco, and Miller (together, the "Contracting Parties"). The Management Employment Agreements provide that each Contracting Party shall receive a base salary and be entitled to participate in any bonus program implemented by the Company. Each Contracting Party has also been granted options to purchase shares of the Company's Common Stock, such options to vest ratably over a five-year period. If a Contracting Party is terminated by the Company without Cause, by the Contracting Party for Good Reason, or in the event of a Change of Control (as all such terms are defined in the applicable Management Employment Agreement), the Company is obligated to pay the Contracting Party for a period of twelve months.

STOCK PERFORMANCE GRAPH

    The following graph provides a comparison, from the Company's initial public offering on June 21, 1995 through March 31, 2001, of the cumulative total stockholder return (assuming reinvestment of any dividends) among the Company, the NASDAQ Composite Index, and the NASDAQ Computers Index. The historical information set forth below is not necessarily indicative of future performance.

                            STOCK PERFORMANCE GRAPH

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

          CLARE, INC.  NASDAQ COMPUTERS  NASDAQ COMPOSITE
06/21/95          100               100               100
03/31/96           98               113               118
03/31/97           53               145               131
03/31/98           70               230               197
03/31/99           18               388               264
03/31/00           43               803               490

                             AUDIT COMMITTEE REPORT

    The undersigned members of the Audit Committee of the Board of Directors of Clare submit this report in connection with the committee's review of the financial reports for the fiscal year ended March 31, 2001 as follows:

    1. The Audit Committee has reviewed and discussed with management the audited financial statements for Clare for the fiscal year ended March 31, 2001;

    2. The Audit Committee has discussed with representatives of Arthur Andersen LLP the matters which are required to be discussed with them under the provisions of SAS 61. That Statement of Accounting Standards requires the auditors to ensure that the Audit Committee received information regarding the scope and results of the audit.

    3. The Audit Committee has discussed with Arthur Andersen LLP, the auditor's independence from management and Clare including the written disclosures and the letter from the independent auditors required by the Independence Standards Board, Standard No. 1. In addition, the Audit Committee considered whether the provision of certain non-audit services by Arthur Andersen LLP is compatible with maintaining its independence.

    In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements to be included in the Clare Annual Report on Form 10-K for the fiscal year ended March 31, 2001 for filing with the Securities and Exchange Commission.

    SUBMITTED BY THE AUDIT COMMITTEE:

       Winston R. Hindle, Chairman
       Andrew E. Lietz
       James K. Sims

                   INFORMATION ABOUT OUR INDEPENDENT AUDITORS

    Arthur Andersen LLP served as our independent auditors for the fiscal year ended March 31, 2001 and has reported on our 2001 consolidated financial statements.

AUDIT FEES

    Fees for the fiscal year 2001 audit and the review of Forms 10-Q were $236,600.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

    Arthur Andersen LLP did not render any services related to financial information systems design and implementation for the fiscal year ended March 31, 2001.

ALL OTHER FEES

    Aggregate fees billed for all other services rendered by Arthur Andersen LLP for the fiscal year ended March 31, 2001 were $40,800. These fees consist primarily of tax services and consulting.

REPORT OF THE COMPENSATION COMMITTEE

    OBJECTIVE OF THE COMPANY'S COMPENSATION PROGRAM. The Company's executive compensation program is intended to attract, retain and reward executives who are capable of and responsible for leading the Company effectively and continuing its growth. The Company's objective is to utilize a combination of cash and equity-based compensation to provide appropriate incentives for executives while aligning their interests with those of the Company's stockholders.

    The Company uses a three-pronged approach to its compensation program. First, the executive's base salary is intended to create a competitive level of compensation for each executive for the following twelve months. Second, the Company maintains an annual incentive bonus program for Executive Officers and certain other members of management under which bonuses are payable based upon the achievement of corporate and individual performance goals which are set each fiscal year. Bonuses can be paid in cash or stock. The objective of the annual incentive bonus program is to encourage effective performance relative to current plans and objectives. Effective with the start of the 1999 fiscal year, the Board of Directors adopted a Voluntary Deferred Compensation Plan for Key Employees which allows designated Executive Officers to defer the payment of their annual bonuses until their retirement. Finally, the Company utilizes stock options granted under the 1995 Stock Option and Incentive Plan as a long-term incentive for the Executive Officers. The Company believes that stock options are an important way of aligning management and stockholder interests and retaining effective management. Accordingly, options generally provide for pro-rata incremental vesting over a five-year period.

    COMPENSATION COMMITTEE PROCEDURES. The Company's executive compensation program is administered under the direction of the Compensation Committee, which is composed of three non-employee Directors. At the Board of Director's meeting, which most closely coincides with the Company's fiscal year-end, the Chief Executive Officer's bonus, if any, is determined for the past year's performance, his base salary for the following fiscal year is set, and option grants for the officers and other employees may be determined. With respect to the compensation of the Chief Executive Officer, the Committee exercises its independent discretion in determining his compensation, subject to review by all of the non-employee Directors. With respect to the compensation of the other Executive Officers, the Compensation Committee relies to a significant extent on Mr. Mihalchik's recommendations as the Company's Chief Executive Officer which are given in the framework of the Company's overall compensation philosophy.

    COMPENSATION OF THE CHIEF EXECUTIVE OFFICER. The Compensation Committee considers the Company's financial performance to be a significant determinant in Mr. Mihalchik's overall compensation package. The Committee considers the Company's sales, earnings and return on capital and the growth thereof, to be the most important performance factors in setting Mr. Mihalchik's compensation. Along with these performance factors, the Directors also consider subjective factors, including Mr. Mihalchik's leadership role and his efforts on behalf of the Company in developing the Company's reputation among both its customers and investors during the year. The Committee has set Mr. Mihalchik's total annual compensation, including that derived from the Company's bonus and option program, at a level it believes to be competitive with other companies in its industry.

    COMPENSATION OF OTHER EXECUTIVE OFFICERS. The Company's executive compensation program utilizes several different performance factors in determining the compensation of the Company's other Executive Officers. Each Executive Officer's compensation is based upon the achievement of specific individual and Company performance goals. During fiscal 2001, each Executive Officer's compensation was set at what the committee determined to be competitive levels. During fiscal 2001, the Named Executive Officers were granted options as described in the table entitled Option Grants in Last Fiscal Year.

    COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(m). The Securities and Exchange Commission requires that this report comment upon the Company's policy with respect to Section 162(m) of the Internal Revenue Code of 1986, as amended. This section generally limits the deductibility on the Company's tax return of compensation over $1 million to the Chief Executive Officer and any of the named Executive Officers of the Company unless the compensation is paid pursuant to a plan which is performance-related, non-discretionary and has been approved by the Company's stockholders. The Committee's policy with respect to Section 162(m) is to make every reasonable effort to ensure that compensation is deductible to the extent permitted and appropriate while simultaneously providing executives with appropriate rewards for their performance.

                                          Submitted by the Compensation
                                          Committee:

                                          John G. Turner, Chairman
                                          Winston R. Hindle, Jr.
                                          Andrew E. Lietz

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    No member of the Compensation Committee is an officer or employee of the Company, and no Executive Officer of the Company serves on the compensation committee of an entity or serves as a Director of an entity, in which one of its Executive Officers serves on the Compensation Committee of the Company or serves as a Director of the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's Executive Officers, Directors and persons who beneficially own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the National Association of Securities Dealers. Officers, Directors and greater than 10% beneficial owners are required by Securities and Exchange Commission regulations to furnish the Company with copies of all forms they file in compliance with Section 16(a). To the Company's knowledge, based solely on its review of the copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended March 31, 2001, other than as set forth herein, all Section 16(a) filing requirements applicable to its Executive Officers, Directors and greater than 10% beneficial owners were satisfied.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    None.

                                   PROPOSAL 2
               AMENDMENT OF THE 1995 EMPLOYEE STOCK PURCHASE PLAN
                           (ITEM 2 OF THE PROXY CARD)

    The Board of Directors has adopted, and is seeking stockholder approval of, an amendment (the "Amendment") to the 1995 Employee Stock Purchase Plan (the "Plan"), that would increase the number of shares of Common Stock available for purchase by eligible employees of Clare through the Plan by 300,000 shares.

    The Plan, as amended, is designed and intended to provide an incentive for all our employees, including Directors who are employees, to promote our financial success and progress. The increase in the number of shares of Common Stock available to purchase under the Plan will allow eligible employees to continue to purchase directly from Clare shares of our stock. On June 30, 2001, the closing price of the Common Stock as reported on the Nasdaq National Market was $2.40 per share.

    At the Annual Meeting, our stockholders will be asked to approve the Amendment described above. Approval by our stockholders is required for the Plan, as so amended, to qualify for favorable treatment under the Internal Revenue Code of 1986 (the "Code").

SUMMARY OF THE PLAN

    The Plan provides that all employees of Clare who have been employed by us for at least six months and work at least 20 hours per week and at least five months per calendar year are eligible to participate in the Plan, except for persons who are deemed under Section 423(b)(3) of the Code to own 5% or more of the voting stock of Clare. The Plan is administered by the Compensation Committee.

    The Plan provides for two "offerings" within each year, the first commencing on January 1 of each year and continuing through June 30 of such year, and the second commencing on July 1 of each year and continuing through December 31 of such year. Eligible employees may elect to become participants in the Plan by enrolling prior to each semi-annual date for the granting of an option to purchase shares under the Plan. Shares are purchased through the accumulation of payroll deductions of not less than 1% nor more than 10% of each participant's compensation. The maximum number of shares of Common Stock that can be purchased under the Plan during any one calendar year is that number having an aggregate fair market value of $25,000 on the first day of the offering pursuant to which the shares are purchased. The number of shares to be purchased is determined by dividing the participant's balance in the plan account on the last day of the offering by the purchase price per share for the stock. The purchase price per share will be the lower of 85% of the fair market value of the Common Stock as of either the beginning or ending the date of the semi-annual purchase period of shares for the participant's account. An option granted under the Plan is not transferable by the participant. Employees may cease their participation at any time during the offering, and participation automatically ceases on termination of employment with Clare.

FEDERAL INCOME TAX CONSIDERATIONS UNDER THE PLAN

    The Plan is intended to qualify as an "employee stock purchase plan" as defined in Section 423(b) of the Code, which provides that an employee participating in the Plan is not required to pay any federal income tax when joining the Plan or when purchasing the shares of Common Stock at the end of an offering. The employee is, however, required to pay federal income tax on the difference, if any, between the price at which he or she sells the shares and the price he or she paid for them.

    The following is a summary of the federal income tax consequences resulting from acquiring stock under the Plan:

    If shares acquired under the Plan are sold more than two years after the first day of the offering pursuant to which the shares were purchased, no taxable income results if the proceeds of the sale are equal to or less than the price paid for the shares. If the proceeds of the sale are higher than the purchase price, the employee will recognize ordinary income for the year in which the sale occurs equal to the lesser of (a) 15% of the fair market value of the Common Stock on the first day of the offering pursuant to which the shares were purchased or (b) the excess of the amount actually received for the shares over the amount paid. In addition, the employee may recognize long-term capital gain or loss in an amount equal to the difference between the proceeds of the sale and the employee's basis in the shares (i.e., the employee's purchase price plus the amount taxed to the employee as ordinary income). No deduction is allowed to Clare.

    If shares acquired under the Plan are sold within two years of the first day of the offering pursuant to which the shares were purchased, the employee will recognize ordinary income equal to the difference between the fair market value of the shares on the exercise date and the employee's purchase price. This amount is reportable as ordinary income even if no profit was realized on the sale of shares or the shares were sold at a loss. Long-term or short-term (depending on the holding period for the shares) capital gain or loss will be recognized in an amount equal to the difference between the proceeds of sale and the employee's basis in the shares. The amount reportable as ordinary income from a sale made within two years of the first day of the offering pursuant to which the shares were purchased will generally be allowed as a tax deduction to Clare.

STOCK PURCHASE PLAN BENEFITS

    No employee of ours has purchased shares of Common Stock out of the additional 300,000 shares of Common Stock that may be purchased by eligible employees under the Plan if the Amendment is adopted by the stockholders. Accordingly, the benefits or amounts that will be received by or allocated to any individual or group of individuals under the Plan as amended by the Amendment are not determinable.

RECOMMENDATION

    The Board of Directors recommends a vote FOR approval to the Amendment to the Plan.

                                   PROPOSAL 3
              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
                           (ITEM 3 OF THE PROXY CARD)

    The accounting firm of Arthur Andersen LLP serves as our independent public auditors. A representative of Arthur Andersen LLP will be present at the Annual Meeting, will be given the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

    Although Clare is not required to submit the ratification and approval of the selection of our independent auditors to a vote of stockholders, our Board of Directors believes that it is sound policy to do so. In the event that the vote of the majority of shares present and entitled to vote on the proposal are against the appointment of Arthur Andersen LLP, the Directors will consider the vote and the reasons therefore in future decisions on the selection of independent auditors.

RECOMMENDATION

    The Board of Directors recommends a vote FOR the appointment of Arthur Andersen LLP as our independent auditors.

                                 OTHER MATTERS

PRINCIPAL STOCKHOLDERS

    The following table sets forth the beneficial ownership of Common Stock for each person who the Company believes to be the beneficial owner of more than a 5% of the Company's Common Stock on March 31, 2001. Ownership information was obtained from stockholder filings with the Securities and Exchange Commission and from Nasdaq-Online.com based on stockholder filings with the Securities and Exchange Commission.

NAME AND BUSINESS ADDRESS                                      NUMBER OF SHARES      PERCENT OF
OF BENEFICIAL OWNERS                                          BENEFICIALLY OWNED   ALL SHARES (*)
-------------------------                                     ------------------   --------------
EQSF Advisors, Inc. ........................................        1,547,950           15.9%
  767 Third Avenue
  New York, NY 10017-2023
  M.J. Whitman Advisors, Inc.

Wisconsin Investment Board .................................        1,310,700           13.5%
  121 East Wilson Street
  Madison, Wisconsin 53702

Dimensional Fund Advisors Inc. .............................          826,800            8.5%
  1299 Ocean Avenue
  11th Floor
  Santa Monica, CA 90401

Allen R. Hart, et al .......................................          781,000            8.0%
  2501 Marlboro Road
  Cleveland Heights, OH 44118

Arthur R. Buckland .........................................          636,591            6.5%
  263 Elm Street
  Concord, MA 01742

Merrill Lynch & Co. Inc. ...................................          612,750            6.3%
  250 Vesey Street
  World Financial Center Floor 23
  New York, NY 10281
  on behalf of:
  Merrill Lynch Asset Management Group

------------------------

* As of March 31, 2001, there were 9,775,467 shares of Common Stock outstanding.

SOLICITATION OF PROXIES

    The cost of solicitation of proxies in the form enclosed herewith will be paid by the Company. In addition to the solicitation of proxies by mail, the Directors, officers and employees of the Company may also solicit proxies personally or by telephone without additional compensation for such activities. The Company has engaged Georgeson Shareholder, Carlstadt, NJ, a proxy solicitation firm, to assist in the solicitation of proxies.

    The Company will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. The Company will reimburse such holders for their reasonable expenses.

STOCKHOLDER PROPOSALS

    Stockholder proposals submitted pursuant to 1934 Act Rule 14a-8 for inclusion in the Company's proxy statement and form of proxy for the year 2002 Annual Meeting of Stockholders must be received in writing by the Company before April 19, 2002. Such proposals must also comply with the requirements as to form and substance established by the Securities and Exchange Commission if such proposals are to be included in the proxy statement and form of proxy. Any such proposals should be mailed to Clare, Inc., 78 Cherry Hill Drive, Beverly, MA 01915, Attn.: Clerk.

    Stockholder proposals to be presented at the 2002 Annual Meeting of Stockholders, other than stockholder proposals submitted pursuant to Rule 14a-8 of the Exchange Act of 1934, as amended, must be received in writing by the Company not earlier than May 23, 2002 or later than July 7, 2002, unless the year 2002 annual meeting of stockholders is scheduled to take place before August 21, 2002 or after November 19, 2002. The Company's Bylaws provide that any stockholder wishing to nominate a Director or have a stockholder proposal, other than a stockholder proposal submitted pursuant to 1934 Act Rule 14a-8, considered at an annual meeting must provide written notice of such nomination or proposal and appropriate supporting documentation, as set forth in the Bylaws, to the Company not less than 75 days nor more than 120 days prior to the anniversary of the immediately preceding annual meeting of stockholders (the "Anniversary Date"); provided, however, that in the event that the annual meeting is scheduled to be held more than 30 calendar days prior to or more than 60 calendar days after the Anniversary Date, such nominations or proposals must be delivered to the Company not later than the later of 75 calendar days prior to or 15 calendar days after the date on which public announcement of the date of such meeting is first made. Any such proposals should be mailed to Clare, Inc., 78 Cherry Hill Drive, Beverly, MA 01915, Attn: Clerk.

OTHER MATTERS

    The Board of Directors does not know of any matters other than those described in this Proxy Statement which will be presented for action at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the best judgment of the proxy holders.

REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR VOTE IS IMPORTANT TO THE COMPANY. PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD TODAY.

APPENDIX A

                            AUDIT COMMITTEE CHARTER

I. PURPOSE

    The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Company to its shareholders, to any governmental body or the public; the Company's system of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Company's accounting and financial reporting processes generally. The Audit Committee's primary duties and responsibilities are to:

    - Serve as an independent and objective party to monitor the Company's financial reporting process and internal control systems.

    - Ensure that the independent auditor is ultimately accountable to the Board of Directors and the Audit Committee.

    - Review and appraise the audit efforts of the Company's independent accountants.

    - Provide an open avenue of communication among the independent accountants, financial and senior management and the Board of Directors.

II. ORGANIZATION

    The Audit Committee shall be comprised of at least three or more Directors as determined by the Board. Each Director shall be independent and financially literate, as defined in the attachment A to this document.

    The members of the Committee shall be elected by the Board on an annual basis or until their successors shall be duly elected and qualified.

III. MEETINGS

    The Committee shall meet at least quarterly (by telephone or in person) to discuss with management and the independent auditors the results of the auditor's review of the Company's quarterly financial statements prior to the earnings release. These meetings may also be combined with other meetings with the independent auditors to discuss the scope and results of the annual audit. Meetings may be scheduled more frequently as circumstances dictate. As part of its responsibility to foster open communications, the Committee should meet at least annually with management and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee should meet with the independent accountants and management prior to the annual audit concerning the scope of the annual audit and reviewing and approving the independent accountant's engagement letter. The Committee should also review the year-end balance sheet, income and cash flow statements and audit results before release to the Company's shareholders. This meeting will include the Company's management and independent accountants and may be conducted by telephone at the Committee's discretion.

    The Company's Chief Financial Officer will serve as secretary to the Committee.

IV. RESPONSIBILITIES

    To fulfill these responsibilities and duties, the Audit Committee shall:

1.  Review and update this Charter periodically, as conditions require.

2. Review the Company's annual financial statements, proxy statement, Form 10Q and K Statements, Form 8K Statements, and Securities Registration Statements.

3. Recommend to the Board of Directors the selection of the independent accountants, considering independence and effectiveness and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee should receive in writing from the independent auditors a confirmation of their independence and review and discuss with the accountants all significant relationships the accountants have with the Company to determine the accountants' independence.

4. Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

5. Periodically review with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the Company's financial statements.

6. Consider the independent accountants' judgment about the quality and appropriateness of the Company's accounting principles as applied to its financial reporting.

7. Consider and approve, if appropriate, major changes to the Company's accounting principles and practices as suggested by the independent accountants or management.

8. Following completion of the annual audit, review separately with each of management and the independent accountants any significant difficulties encountered during the course of the audit, including any restrictions on the scope of the audit or access to required information.

9. Review any significant disagreement among management and the independent accountants in connection with the preparation of the financial statements.

10. Review with management and the independent accountants any recommendations of the independent accountants arising during the conduct of the annual audit for the improvement of internal control procedures or particular areas where new or more detailed controls or procedures are desirable together with management's responses.

11. Review periodically the Company's Code of Ethical Conduct and ensure that management has established procedures to enforce this Code.

12. Review with the Company's legal counsel, legal compliance matters including corporate securities trading policies.

13. Review with the Company's legal counsel any legal matter that could have a material impact on the Company's financial statements.

14. Perform any other activities consistent with this Charter, the Company's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

15. Prepare a formal written report to the full Board of Directors at least once per year or as necessary, reviewing the Committee's activities for the year, its conclusions and actions taken as a result of those activities. This report will be included in the Company's Annual Proxy Statement.

V. SPECIFIC APPROVAL/RECOMMENDATION ACTIONS

The Committee will have approval authority for the following items:

    - The discharge of the Company's independent accountants.

    - Major changes to the Company's accounting principles and practices.

    - Conduct or authorize investigations into any matters within the Committee's scope of responsibilities. The Committee shall be empowered to retain independent counsel and other professionals to assist in the conduct of the investigation.

The Committee will review the following items and make recommendations to the
Board:

    - The selection of independent accountants;

    - The scope of the annual audit, including any recommended limitations, and the engagement letter of the Company's independent accountants.

                                  ATTACHMENT A
                            AUDIT COMMITTEE CHARTER
                                  CLARE, INC.
                              INDEPENDENCE POLICY

The Audit Committee is responsible for overseeing the financial reporting processes and, in doing so, may need to question the judgement of management or take positions that may be contrary to those of management or the Board of Directors. It must act in favor of the shareholders and other users of the financial statements. Because of this oversight role, there is no doubt that independence is essential for an audit committee to effectively function.

Members of the Audit Committee shall be considered independent if they have no relationship to Clare, Inc. that may interfere with the exercise of their independence from management and the Company. Examples of such relationships include:

    - A Director being employed by the Company for the current year or any of the past three years.

    - A Director accepting compensation in excess of $60,000 from the Company other than compensation for board services, benefits under a tax qualified plan, or non-discretionary compensation.

    - A Director being a member of the immediate family of an individual who is, or has been in the past three years, employed by the Company as an Executive Officer.

    - A Director who is a partner in, or a controlling shareholder or an Executive Officer of, any for-profit business to which the Company made, or from which the Company received, payments (other than for investments in the Company's securities) that exceed 5% of the Company's consolidated revenues for the year; or $200,000, whichever is more, in any of the last three years.

    - A Director being employed as an executive of another company where any of the Company's executives serves on that company's compensation committee.

                           FINANCIAL LITERACY POLICY

Financial literacy is defined as the ability to read and understand fundamental financial statements, including the Company's balance sheet, income statement and cash flow statement. This requirement is deemed to be fulfilled if the Director has had past employment experience in finance or accounting, a professional certification in accounting or any other comparable experience/background that results in the Director's financial sophistication, including having been a Chief Executive Officer (CEO), Chief Financial Officer
(CFO) or other senior officer with financial oversight responsibilities.

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